Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK REPORTS THIRD QUARTER 2022 RESULTS

Third quarter 2022 results:

•
Revenue of $772 million; 35% year-over-year growth
o
Computing and Telco combined revenue growth of 60% year-over-year
o
Industrials revenue growth of 44% year-over-year
o
Medical revenue growth of 41% year-over-year
o
Semi-Cap revenue growth of 39% year-over-year
•
GAAP operating income up 114% year-over-year
•
Non-GAAP operating income up 44% year-over-year
•
GAAP diluted EPS of $0.53, up 130% year-over-year
•
Non-GAAP diluted EPS of $0.57, up 46% year-over-year

TEMPE, AZ, October 26, 2022 – Benchmark Electronics, Inc. (NYSE: BHE) today announced financial results for the third quarter ended September 30, 2022.

	Three Months Ended
	Sept 30,	June 30,	Sept 30,
In millions, except EPS	2022	2022	2021
Sales	$772	$728	$572
Net income	$19	$17	$8
Net income – non-GAAP(1)	$20	$18	$14
Diluted earnings per share	$0.53	$0.49	$0.23
Diluted EPS – non-GAAP(1)	$0.57	$0.50	$0.39
Operating margin	3.3%	3.1%	2.1%
Operating margin – non-GAAP(1)	3.6%	3.1%	3.3%

(1) A reconciliation of GAAP and non-GAAP results is included below.

“Despite the well-known challenges with which we and the industry have had to navigate, Benchmark continues to execute on its strategy. Our third quarter results achieved the important financial targets within our mid-term model,” said Jeff Benck, Benchmark’s President and CEO.

Benck continued “Our third quarter results demonstrated another solid quarter of revenue growth, with five of our six targeted sectors growing more than 35% year-over-year. This has enabled us to drive non-GAAP earnings growth of more than 46% over the same period. We look forward to updating you on our long term strategy and growth potential for the company at our upcoming analyst day on November 8th.”

Cash Conversion Cycle

	Sept 30,	June 30,	Sept 30,
	2022	2022	2021
Accounts receivable days	56	55	49
Contract asset days	22	22	25
Inventory days	95	90	83
Accounts payable days	(67)	(67)	(70)
Advance payments from customers days	(27)	(23)	(16)
Cash conversion cycle days	79	77	71

Third Quarter 2022 Industry Sector Update

Revenue and percentage of sales by industry sector (in millions) was as follows.

	Sept 30,		June 30,		Sept 30,
Higher-Value Markets	2022		2022		2021
Medical	$166	21%	$166	23%	$118	21%
Semi-Cap	186	24	175	24	133	23
A&D	86	11	90	12	101	18
Industrials	155	20	159	22	108	19
	$593	76%	$590	81%	$460	81%

	Sept 30,		June 30,		Sept 30,
Traditional Markets	2022		2022		2021
Computing	$95	13%	$69	10%	$57	10%
Telecommunications	84	11	69	9	55	9
	$179	24%	$138	19%	$112	19%
Total	$772	100%	$728	100%	$572	100%

Overall, higher-value market revenues were up 29% year-over-year from strength in the Industrials, Medical and Semi-Cap sectors. Traditional market revenues were up 60% year-over-year from strength in both Computing and Telecommunications sectors.

Fourth Quarter 2022 Guidance

•
Revenue between $760 - $800 million
•
Diluted GAAP earnings per share between $0.52 - $0.56
•
Diluted non-GAAP earnings per share between $0.58 - $0.62 (excluding restructuring charges and other costs and amortization of intangibles)
•
This guidance takes into consideration all known constraints for the quarter and assumes no further significant interruptions to our supply base, operations or customers.

Restructuring charges are expected to range between $0.8 million and $1.0 million in the fourth quarter and the amortization of intangibles is expected to be $1.6 million in the fourth quarter.

Third Quarter 2022 Earnings Conference Call

The Company will host a conference call to discuss the results today at 5:00 p.m. Eastern Time. The live webcast of the call and accompanying reference materials will be accessible by logging on to the Company's website at www.bench.com. A replay of the broadcast will also be available until Wednesday, November 2, 2022 on the Company's website.

About Benchmark Electronics, Inc.

Benchmark provides comprehensive solutions across the entire product life cycle by leading through its innovative technology and engineering design services, leveraging its optimized global supply chain and delivering world-class manufacturing services in the following industries: commercial aerospace, defense, advanced computing, next generation telecommunications, complex industrials, medical, and semiconductor capital equipment. Benchmark's global operations include facilities in seven countries and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Paul Mansky, Investor Relations and Corporate Development

512-580-2719 or paul.mansky@bench.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts and may include words such as “anticipate,” “believe,” “intend,” “plan,” “project,” “forecast,” “strategy,” “position,” “continue,” “estimate,” “expect,” “may,” “will,” “could,” “predict,” and similar expressions of the negative or other variations thereof. In particular, statements, express or implied, concerning the estimated financial impact of the COVID-19 pandemic, the company’s outlook and guidance for fourth quarter 2022 results, future operating results or margins, the ability to generate sales and income or cash flow, expected revenue mix, the company’s business strategy and strategic initiatives, the company’s repurchases of shares of its common stock, the company’s expectations regarding restructuring charges and amortization of intangibles, and the company’s intentions concerning the payment of dividends, among others, are forward-looking statements. Although the company believes these statements are based on and derived from reasonable assumptions, they involve risks, uncertainties and assumptions that are beyond the company’s ability to control or predict, relating to operations, markets and the business environment generally, including those discussed under Part I, Item 1A of the company's Annual Report on Form 10-K for the year ended December 31, 2021, and in any of the company’s subsequent reports filed with the Securities and Exchange Commission. In particular, these statements also depend on the duration, severity and evolution of the COVID-19 pandemic and related risks, including the emergence and severity of its variants, the availability of vaccines and potential hesitancy to utilize them, government and other third-party responses to the crisis and the consequences for the global economy, the company’s business and the businesses of its suppliers and customers. Events relating to the possibility of customer demand fluctuations, supply chain constraints, inflationary pressures, the effects of foreign currency fluctuations, or the ability to utilize the company’s manufacturing facilities at sufficient levels to cover its fixed operating costs, may have resulting impacts on the company’s business, financial condition, results of operations, and the company’s ability (or inability) to execute on its plans. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes, including the future results of our operations, may vary materially from those indicated. Undue reliance should not be placed on any forward-looking statements. Forward-looking statements are not guarantees of performance. All forward-looking statements included in this document are based upon information available to the company as of the date of this document, and the company assumes no obligation to update.

Non-GAAP Financial Measures

Management discloses non‐GAAP information to provide investors with additional information to analyze the Company’s performance and underlying trends. A detailed reconciliation between GAAP results and results excluding certain items (“non-GAAP”) is included in the following tables attached to this document. In situations where a non-GAAP reconciliation has not been provided, the Company was unable to provide such a reconciliation without unreasonable effort due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. Management uses non‐GAAP measures that exclude certain items in order to better assess operating performance and help investors compare results with our previous guidance. This document also references “free cash flow”, which the Company defines as cash flow from operations less additions to property, plant and equipment and purchased software. The Company’s non‐GAAP information is not necessarily comparable to the non‐GAAP information used by other companies. Non‐GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as a measure of the Company’s profitability or liquidity. Readers should consider the types of events and transactions for which adjustments have been made.

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Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Sales	$771,575	$571,882	$2,135,687	$1,622,265
Cost of sales	704,825	518,177	1,952,579	1,478,420
Gross profit	66,750	53,705	183,108	143,845
Selling, general and administrative expenses	38,544	34,387	110,675	98,969
Amortization of intangible assets	1,591	1,596	4,792	4,793
Restructuring charges and other costs	1,331	6,428	4,518	9,600
Ransomware incident related costs (recovery), net	—	(500)	—	(3,944)
Income from operations	25,284	11,794	63,123	34,427
Interest expense	(3,493)	(1,987)	(7,428)	(6,215)
Interest income	452	122	843	451
Other income, net	1,087	500	1,577	664
Income before income taxes	23,330	10,429	58,115	29,327
Income tax expense	4,501	2,364	11,105	5,976
Net income	$18,829	$8,065	$47,010	$23,351
Earnings per share:
Basic	$0.54	$0.23	$1.34	$0.65
Diluted	$0.53	$0.23	$1.32	$0.64
Weighted-average number of shares used in calculating earnings per share:
Basic	35,151	35,423	35,184	35,806
Diluted	35,348	35,666	35,604	36,287

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(UNAUDITED)

(in thousands)

	September 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$247,298	$271,749
Restricted cash	2,039	—
Accounts receivable, net	478,835	355,883
Contract assets	187,730	155,243
Inventories	746,920	523,240
Other current assets	45,381	42,029
Total current assets	1,708,203	1,348,144
Property, plant and equipment, net	204,154	186,666
Operating lease right-of-use assets	95,533	99,158
Goodwill and other, net	268,617	269,912
Total assets	$2,276,507	$1,903,880

Liabilities and shareholders’ equity
Current liabilities:
Current installments of long-term debt and finance lease obligations	$3,452	$985
Accounts payable	522,499	426,555
Advance payments from customers	211,601	118,124
Accrued liabilities	111,348	108,718
Total current liabilities	848,900	654,382
Long-term debt and finance lease obligations, less current installments	296,425	129,289
Operating lease liabilities	87,983	90,878
Other long-term liabilities	42,582	55,529
Shareholders’ equity	1,000,617	973,802
Total liabilities and shareholders’ equity	$2,276,507	$1,903,880

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

(in thousands)

(UNAUDITED)

	Nine Months Ended
	September 30,
	2022	2021
Cash flows from operating activities:
Net income	$47,010	$23,351
Depreciation and amortization	32,987	32,963
Stock-based compensation expense	13,282	10,856
Accounts receivable, net	(123,600)	(2,342)
Contract assets	(32,487)	(17,415)
Inventories	(228,501)	(151,518)
Accounts payable	84,588	114,477
Advance payments from customers	93,476	7,341
Other changes in working capital and other, net	(11,473)	(19,021)
Net cash used in operations	(124,718)	(1,308)

Cash flows from investing activities:
Additions to property, plant and equipment and software	(33,594)	(32,437)
Other investing activities, net	5,666	294
Net cash used in investing activities	(27,928)	(32,143)

Cash flows from financing activities:
Share repurchases	(9,391)	(40,216)
Net debt activity	169,303	(6,458)
Other financing activities, net	(20,127)	(20,254)
Net cash provided by (used in) financing activities	139,785	(66,928)

Effect of exchange rate changes	(9,552)	(4,414)
Net decrease in cash and cash equivalents and restricted cash	(22,412)	(104,793)
Cash and cash equivalents and restricted cash at beginning of year	271,749	395,990
Cash and cash equivalents and restricted cash at end of period	$249,337	$291,197

Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended			Nine Months Ended
	Sept 30,	June 30,	Sept 30,	Sept 30,
	2022	2022	2021	2022	2021
Income from operations (GAAP)	$25,284	$22,432	$11,794	$63,123	$34,427
Amortization of intangible assets	1,591	1,592	1,596	4,792	4,793
Restructuring charges and other costs	1,331	1,266	2,070	4,911	5,242
(Gain) loss on assets held for sale	—	(2,376)	—	(393)	—
Impairment	—	—	4,358	—	4,358
Ransomware incident related costs (recovery), net	—	—	(500)	—	(3,944)
Customer insolvency (recovery)	(599)	—	(168)	(599)	(353)
Non-GAAP income from operations	$27,607	$22,914	$19,150	$71,834	$44,523
GAAP operating margin	3.3%	3.1%	2.1%	3.0%	2.1%
Non-GAAP operating margin	3.6%	3.1%	3.3%	3.4%	2.7%

Gross Profit (GAAP)	$66,750	$58,756	$53,705	$183,108	$143,845
Customer insolvency (recovery)	(425)	—	(168)	(425)	(353)
Non-GAAP gross profit	$66,325	$58,756	$53,537	$182,683	$143,492
GAAP gross margin	8.7%	8.1%	9.4%	8.6%	8.9%
Non-GAAP gross margin	8.6%	8.1%	9.4%	8.6%	8.8%

Selling, general and administrative expenses	$38,544	$35,842	$34,387	$110,675	$98,969
Customer recovery	174	—	—	174	—
Non-GAAP selling, general and administrative expenses	$38,718	$35,842	$34,387	$110,849	$98,969

Net income (GAAP)	$18,829	$17,221	$8,065	$47,010	$23,351
Amortization of intangible assets	1,591	1,592	1,596	4,792	4,793
Restructuring charges and other costs	1,331	1,266	2,070	4,911	5,242
(Gain) loss on assets held for sale	—	(2,376)	—	(393)	—
Impairment	—	—	4,358	—	4,358
Ransomware incident related costs (recovery), net	—	—	(500)	—	(3,944)
Customer insolvency (recovery)	(599)	—	(168)	(599)	(353)
Settlement	(611)	—	—	(611)	—
Income tax adjustments(1)	(351)	(82)	(1,491)	(1,639)	(1,955)
Non-GAAP net income	$20,190	$17,621	$13,930	$53,471	$31,492

Diluted earnings per share:
Diluted (GAAP)	$0.53	$0.49	$0.23	$1.32	$0.64
Diluted (Non-GAAP)	$0.57	$0.50	$0.39	$1.50	$0.87

Weighted-average number of shares used in calculating diluted earnings per share:
Diluted (GAAP)	35,348	35,336	35,666	35,604	36,287
Diluted (Non-GAAP)	35,348	35,336	35,666	35,604	36,287

Net cash used in operations	$(31,208)	$(25,485)	$(41,581)	$(124,718)	$(1,308)
Additions to property, plant and equipment and software	(8,623)	(6,996)	(13,818)	(33,594)	(32,437)
Free cash flow (used)	$(39,831)	$(32,481)	$(55,399)	$(158,312)	$(33,745)

(1)
This amount represents the tax impact of the non-GAAP adjustments using the applicable effective tax rates.